Exhibit 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees of the Federated Adviser Series:

We consent to the use of our report dated December 21, 2018 with respect to the financial statements of Federated MDT Large Cap Value Fund, a series of Federated Adviser Series as of October 31, 2018 incorporated herein by reference and to the references to our firm under the heading “Financial Highlights” and “Annex F Financial Highlights” in the prospectus/proxy statement filed on Form N-14.

/s/ KPMG LLP

Boston, Massachusetts

August 12, 2019